Exhibit 99.3

Viasat Announces Leadership Evolution

—	Mark Dankberg, Chairman and Chief Executive Officer, to become Executive Chairman; will remain Chairman of the Board of Directors

—	Rick Baldridge, President and Chief Operating Officer, to become Viasat’s President and Chief Executive Officer

CARLSBAD, Calif., November 5, 2020 – Viasat Inc. (NASDAQ: VSAT), a global communications company, today announced that Viasat’s Chairman and Chief Executive Officer Mark Dankberg has become Executive Chairman of the Company, a new position. He is continuing in his role as Chairman of the Board of Directors of Viasat, Inc. The Company’s President and Chief Operating Officer, Rick Baldridge, has been named President and Chief Executive Officer. These executive changes went into effect on November 3, 2020.

This evolution formalizes the way Dankberg and Baldridge have been operating for the past several years. As Executive Chairman, Dankberg will continue to focus on advancing the strategic technology and business direction of the Company, as well as continue to influence the national and global space and broadband regulatory environments that are critical to Viasat’s global strategy. As President and CEO, Baldridge will continue his executive and operational leadership, with a focus on building and growing a customer-centric organization that will continue to deliver compelling global services and products. Baldridge will maintain his seat on the Viasat Board of Directors.

This leadership evolution is an initial step in the Company’s long-term succession plan, creating a foundation for the development of future generations of executive leadership. This seamless transition comes at an important time in Viasat’s growth where the demands for innovation, leadership and operational execution are paramount in scaling the Company as it prepares for the impending launch of the ViaSat-3 global constellation. The new constellation will expand Viasat’s reach and capabilities into new geographies and emerging vertical markets, further broadening the Company’s broadband and technology leadership positions.

“This represents a natural evolution and will best serve the interests of Viasat’s long-term future, as we execute against our plan to deliver ubiquitous, affordable connectivity that will help close the global digital divide,” said Dankberg. “Rick has been managing virtually all of the Company’s operations and key direct reports for several years, while I have been focused on technology innovation, industry thought leadership and regulatory issues at a time of dynamic change and opportunity within the space and broadband sectors. I’m very pleased Rick has agreed to take on the CEO role. We have built a close relationship through the years that is reflected in every part of Viasat – from our company culture, to our business strategies and operational execution. And for me personally, this is an opportunity to define a role where I can continue to contribute to our success for years to come.”

Baldridge commented, “I am honored to lead Viasat, a company that I have devoted many years to help build. We have leading technology, strong business segments, exceptional people and the resources needed to make the Company a formidable global player in broadband communications. In working with the Board of Directors, Mark and the global Viasat team, we will continue to embrace new and emerging technologies that enable us to elevate our customers’ experiences, extend our market leadership and deliver long-term, differentiated value for our stakeholders. On a personal note, I want to thank Mark for his continued confidence and trust in what we can achieve together—we have worked hand-in-hand for quite some time dividing tasks on a situational basis. This transition gives us the chance to form a stronger structure for future succession and global growth.”

Sean Pak, lead independent director, Viasat Board of Directors added, “Viasat is taking an important, thoughtful and strategic first step in its leadership succession planning to ensure the Company’s long-term future as a global communications leader. Mark and Rick offer complementary skills, and initiating this seamless evolution at a key moment in the Company’s development, assures our stakeholders will continue to benefit from their talents.”

Conference Call Details

Today at 2:00 p.m. Pacific Time, the Company will host its second quarter fiscal year 2021 conference call. Executives will discuss today’s leadership evolution alongside financial results. To participate on the live conference call, please dial: (877) 640-9809 in the U.S. or (914) 495-8528 internationally, and reference the conference ID 5978497. The live webcast will be available on Viasat’s investor relations website at: investors.viasat.com.

A replay of the conference call will be made available from 8:30 p.m. Pacific Time on Thursday, November 5 until 8:30 p.m. Pacific Time on Friday November 6. To access the replay, please dial: (855) 859-2056 in the U.S. and (404) 537-3406 internationally, and enter the conference ID 5978497. The webcast will be archived and available on the Viasat investor relations website for approximately one month immediately following the conference call.

About Viasat

Viasat is a global communications company that believes everyone and everything in the world can be connected. For more than 30 years, Viasat has helped shape how consumers, businesses, governments and militaries around the world communicate. Today, the Company is developing the ultimate global communications network to power high-quality, secure, affordable, fast connections to impact people’s lives anywhere they are—on the ground, in the air or at sea. To learn more about Viasat, visit: www.viasat.com, go to Viasat’s Corporate Blog, or follow the Company on social media at: Facebook, Instagram, LinkedIn, Twitter or YouTube.

Forward-Looking Statement

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include statements that refer to the focus and responsibilities of either Dankberg or Baldridge; Viasat’s growth trajectory; Viasat’s globalization; the launch of the ViaSat-3 constellation; expansion of Viasat’s reach and capabilities; broadening of footprint and leadership position; future vision and innovation; and execution and customer focus. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: our dependence on a limited number of key employees; our ability to successfully implement our business plan for our broadband satellite services on our anticipated timeline or at all; negative audits by the U.S. government; continued turmoil in the global business environment and economic conditions; delays in approving U.S. government budgets and cuts in government defense expenditures; our reliance on U.S. government contracts, and on a small number of contracts which account for a significant percentage of our revenues; our ability to successfully develop, introduce and sell new technologies, products and services; reduced demand for products as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; our reliance on a limited number of third parties to manufacture and supply our products; increased competition and other factors affecting the communications and defense industries generally; the effect of adverse regulatory changes on our ability to sell products and services; our level of indebtedness and ability to comply with applicable debt covenants; and our involvement in litigation, including intellectual property claims and litigation to protect our proprietary technology. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements for any reason.

Copyright © 2020 Viasat, Inc. All rights reserved. Viasat, the Viasat logo and the Viasat signal are registered trademarks of Viasat, Inc. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

Viasat, Inc. Contacts

Chris Phillips, Corporate Communications & Public Relations, +1 760-476-2322, Christina.Phillips@viasat.com June Harrison, Investor Relations, +1 760-476-2633, IR@viasat.com

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